UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2017

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 248-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 31, 2017, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”), upon recommendation of its Compensation Committee (the “Compensation Committee”), adopted the Kennametal Inc. Restoration Plan (the “Restoration Plan”) to supplement the existing 2006 Executive Retirement Plan (“ERP”) as the vehicle to provide additional retirement benefits to eligible highly compensated employees of the Company, including the Company’s named executive officers, Kennametal Stellite, LP and any other future member of the Company’s controlled group selected and approved by the Compensation Committee. The Restoration Plan becomes effective January 1, 2018. The Restoration Plan will apply to such employees projected to exceed the Internal Revenue Code (“Code”) Section 401(a)(17) limit on compensation for the upcoming calendar year based on compensation earned or projected to be earned in the current calendar year (“Eligible Employees”).

The Restoration Plan is an unfunded, non-qualified, individual account, deferred compensation plan, which provides a Company contribution equal to the matching, and discretionary if applicable, contribution not provided to Eligible Employees under the Company’s generally available Thrift Plus Plan (the “TPP”) due to the operation of the Code Section 401(a)(17) limit on compensation that can be taken into account by the TPP. The Restoration Plan also provides Eligible Employees with the opportunity to make annual elections to defer receipt of a portion of their salary, annual incentive bonus and/or sales incentive bonus for such year. Eligible Employee contributions will be fully vested at all times. The Restoration Plan also allows the Company to make discretionary contributions to the accounts of some or all Eligible Employees that may be subject to one or more vesting schedules.

Participant interests are represented by unfunded “hypothetical accounts” held in a rabbi trust with U.S. Bank, NA. Participants may direct the investment of such hypothetical accounts in “notional” investment options which parallel the investment options provided under the TPP. Accruals will be credited in the form of cash invested in the various investment options available. Accounts are adjusted for hypothetical investment earnings, expenses, gains or losses in the amount corresponding to the investment option selected. Such hypothetical accounts are to be funded to the trustee following the occurrence of a change in control of the Company.

Distributions of participant accounts will be made in cash following the earliest to occur of the participant’s: separation from service (with an automatic 6 month delay), death, disability or attainment of a future payment date specified by the participant. The occurrence of a change in control is not a separate distribution event. In accordance with the terms of the Restoration Plan, distributions will be paid, as per the participant’s election, in a lump sum or installments over a maximum 10 year period. Participant elections as to time and form of payment can be changed no more than twice in accordance with the requirements of Code Section 409A.

The Restoration Plan will be administered by the Compensation Committee.

The foregoing summary of the Restoration Plan is qualified in its entirety by reference to the text of the Restoration Plan, a copy of which is attached as Exhibits 10.1 and 10.2.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

10.1 Kennametal Inc. Restoration Plan Document 10.2 Kennametal Inc. Restoration Plan Adoption Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2017	Kennametal Inc.

	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel